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Exhibit 3.42.1

PIONEER MINING, INC.

By-Laws

ARTICLE I
OFFICES

        The principal office of the Corporation in the State of West Virginia shall be located at 1524 Kanawha Boulevard, East, Charleston, West Virginia 25311, or at such place as shall be determined by the Board of Directors.

ARTICLE II
SHAREHOLDERS

Section 1.    Annual Meeting.

        There shall be an annual meeting of the shareholders at 9:00 o'clock a.m., on the 1st Friday of January of each year, commencing with the year 1997.

Section 2.    Special Meeting.

        Special meetings of the shareholders for any purpose or purposes, may be called by the President, or Executive Vice-President or by the Board of Directors and shall be called by the President at the request of any number of shareholders owning in the aggregate of at least twenty percent (20%) of the number of voting shares of the Corporation.

Section 3.    Place of Meeting.

        The Board of Directors may designate any place as the place of meeting for any annual meeting or special meeting of shareholders called by the Board of Directors.

Section 4.    Notice.

        Written notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be in writing and mailed to each shareholder not more than forty-five (45) days nor less than ten (10) days prior to such meeting. Such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his last known address with postage thereon paid.

        A waiver of notice of any such meeting signed by a shareholder will obviate the necessity of giving such shareholder written notice.

Section 5.    Informal Action by Shareholder.

        Any action required to be taken at a meeting of the shareholders or any action, which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

Section 6.    Quorum.

        Fifty percent (50%) of the outstanding voting shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

Section 7.    Proxies.

        At all meetings of the shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

Section 8.    Cumulative Voting for Directors.

        At each election for directors every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote or to cumulate his votes by giving one candidate as many votes as the number of his shares shall equal or by distributing such votes on the same principal among any number of candidates.

ARTICLE III
BOARD OF DIRECTORS

Section 1.    Duties and Number of Directors.

        The business property and affairs of the Corporation shall be managed and controlled by a Board of Directors of no less than one (1) or more than five (5) members.

Section 2.    Tenure and Qualifications.

        Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected or qualified. Directors need not be residents of the State of West Virginia nor shareholders of the Corporation.

Section 3.    Quorum.

        A majority of the number of directors fixed by Section 1 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 4.    Action Without a Meeting.

        Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting with consent, in writing, setting forth the action as signed by all the directors.

Section 5.    Removal of Directors.

        At a meeting called expressly for that purpose directors may be removed as herein provided: The entire Board of Directors may be removed with or without cause by a vote of the holders of seventy-five percent (75%) of the shares then entitled to vote at an election of directors.

        If less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

Section 6.    Vacancies.

        Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

ARTICLE IV
MEETING OF BOARD OF DIRECTORS

Section 1.    Regular Meeting.

        There shall be a regular meeting of the Board of Directors immediately following and at the same place as the annual shareholders' meeting. No notice other than this by-law need be given for such meeting.

Section 2.    Special Meetings.

        Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President, or Executive Vice-President or by the Secretary when requested in writing by a majority of the directors.

Section 3.    Notice.

        Notice of any special meeting shall be given at least three days previous thereto by written notice delivered personally or mailed to each director at his last known address. If mailed, such notice shall be deemed to have been delivered at the time deposited in the United States mail so addressed with postage thereon prepaid. Any director may, before or after such meeting waive notice and such waiver will obviate the necessity of any notice. The attendance of a director at a meeting shall be deemed a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting because the meeting was not lawfully called or convened.

Section 4.    Compensation of Directors.

        By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as director, a fixed sum for attendance at each meeting, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V
OFFICERS

Section 1.    Number of Officers.

        The Board of Directors may elect from their own body a Chairman of the Board, and either from their own body or otherwise, President, an Executive Vice-President, one or more other Vice-Presidents, Secretary and Treasurer. Such other officers, agent or assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person except those of President and Secretary.

Section 2.    Compensation of Officers and Agents.

        The Board of Directors shall have the power to fix the salaries and compensation of all officers, assistant officers and agents whether or not such officers, assistant officers or agents be directors.

Section 3.    Election and Term of Office.

        The election of the officers of the Corporation shall be held at the annual regular election of the Board of Directors. An officer shall hold office until his successor shall have been duly elected or until his death or until he shall resign or shall have been removed by the Board of Directors.

ARTICLE VI
DUTIES OF OFFICERS

Section 1.    Chairman of the Board.

        If there be a chairman of the board of directors, he shall be chosen from among the directors and shall be the ranking executive officer of the corporation. He shall have the power to call special meetings of the shareholders and of the directors for any purpose or purposes, and he shall preside at all meetings of the shareholders and of the board of directors, unless he shall be absent or unless he shall, at his option, designate the president to preside in his stead at some particular meeting. The chairman of the board shall have all of the powers granted by the by-laws to the president including the power to make and sign contracts and agreements in the name and on behalf of the corporation. He shall, in general, have supervisory power over the president, the other officers and the business activities of the corporation, subject to the approval or review of the board of directors.

Section 2.    President.

        If there be a chairman of the board of directors, the powers and duties of a president shall be subject to the powers and duties of the chairman of the board of directors. If there be no chairman of the board, the president shall have all of the powers and duties provided for in Section 1. The President shall attend all meetings of the Board of Directors and the shareholders when present. He shall be the principal executive officer of the Corporation, and shall have general and active management of the business and affairs of the Corporation. Except as otherwise expressly provided by the Board of Directors, he may sign and acknowledge any and all instruments requiring the signature and acknowledgment of the Corporation and may affix the corporate seal.

Section 3.    Vice President.

        The Executive Vice-President shall, in the absence or disability of the President perform the duties and power of the president. In the absence or disability of the Executive Vice-President, the other vice-president(s) in order of their seniority, shall perform the duties and power of the president. The Executive Vice-President and Vice-President(s) shall generally assist the president and exercise such power and perform such duties as are delegated to them as the president and as the Board of Directors shall prescribe.

Section 4.    Secretary.

        The Secretary shall keep the records, books and papers of the Corporation; he or she shall attend and keep correct minutes of meetings of the Board of Directors and the shareholders and shall see that all notices are duly given in accordance with provisions of the by-laws or as required by law. The Secretary shall keep a register of the mailing addresses of each shareholder when furnished with such address by the shareholder, and shall have general charge of the stock transfer books of the Corporation; he or she shall perform such other duties as the Board of Directors or the President may from time to time require.

Section 5.    Treasurer.

        The Treasurer shall have exclusive charge of all money of the Corporation; he or she shall receive and receipt for, in the name of the Corporation, all monies due and payable to the company and all deposit the same to the credit of the company in some bank of deposit; he or she shall audit for payment, subject to the order of the Board of Directors, all bills, vouchers and accounts.

Section 6.    Salaries.

        The salaries of the officers shall be fixed, from time to time, by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation and receiving compensation as a director.

ARTICLE VII
CERTIFICATES FOR SHARES AND THEIR TRANSFERS

Section 1.    Certificates for Shares.

        Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Executive Vice-President and by the Secretary and sealed with a corporate seal or facsimile thereof.

Section 2.    Lost or Destroyed Certificates.

        In the event that a certificate for shares should become lost or destroyed, the owner (as shown on the stock transfer book of the Corporation) may file an affidavit with the Board of Directors setting forth the circumstances of such loss or destruction. Thereupon the Board of Directors, by unanimous vote, may cause a new certificate to be issued to such owner in lieu of the lost or destroyed certificate. The Board of Directors, in its discretion, may require such owner to post a security bond with sufficient surety and publish notice of the loss or destruction of such certificate or certificates as set forth by the Statutes of the State of West Virginia.

Section 3.    Transfer of Shares of Stock.

        Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender and cancellation of certificates of a like number of shares.

ARTICLE VIII
CORPORATE SEAL

        The seal, an impression of which is made here, shall be the corporate seal of the company.

ARTICLE IX
NOTICE

        Whenever any notice is required to be given to any shareholders or any directors of the Corporation, under the provisions of these by-laws or under the provisions of the Statutes of the State of West Virginia, a waiver thereof, in writing, signed by the person or persons entitled to such notice shall be deemed equivalent to the timely giving of such notices.

ARTICLE X
BY-LAWS

        These by-laws may not be altered, amended, repealed or added to except by vote of seventy-five percent (75%) of the stockholders.

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Exhibit 3.42.1